Exhibit 99.1

Concurrent Reports Fiscal Year 2013 First Quarter Financial Results

ATLANTA — October 30, 2012 — Concurrent (NASDAQ: CCUR), a global leader in video and media data solutions, today announced financial results for its first quarter Fiscal 2013 ended September 30, 2012.

Revenue for the fiscal 2013 first quarter was $15.0 million compared with $12.9 million for the same period in fiscal 2012, and $14.7 million in the preceding quarter.

Gross margin for the fiscal 2013 first quarter was 58.7% compared with 56.5% for the same period in fiscal 2012, and 57.4% in the preceding quarter, primarily reflecting the mix of product and service revenue.  Operating expenses were $8.4 million, compared with $9.8 million for the same period in fiscal 2012, and $8.3 million in the preceding quarter.

The company reported net income of $325 thousand, or $0.04 per diluted share, in the first quarter of fiscal 2013, compared with a loss of $2.6 million, or $0.31 per diluted share, in the same period in fiscal 2012, and net income of $209 thousand, or $0.02 per diluted share, in the preceding quarter.

“The company achieved its third consecutive quarter of profitability despite a modest revenue level,” said Dan Mondor, the company’s president and CEO. “We continue to benefit from the steps we took in the last fiscal year to improve our operating model.”  Mondor continued, “The competitive position of our products remains solid and our customer relationships are strong; however, we continue to face a challenging revenue environment, notably in Europe.”

At September 30, 2012, Concurrent had cash and cash equivalents of $28.9 million. The company has no debt.

Recent Company Highlights

•
Demonstrated a joint offering with Alcatel-Lucent’s Velocix CDN technology that enables service providers to cost-effectively expand their video content catalogs by hundreds of thousands of hours by accessing regional or national archives;

•
Combined digital rights management (DRM) technology from AuthenTec with Concurrent’s eFactor solution enabling customers to utilize Microsoft’s market-leading PlayReady DRM to stream to Android and Apple iOS devices; and

•
Extended its Media Data Intelligence software to monitor and analyze on-line and mobile video consumption to provide operators with data on subscriber viewing for traditional television services and TV Everywhere offerings.

Conference Call Information

Concurrent will hold a conference call to discuss its fiscal 2013 first quarter financial results today, Tuesday, October 30th, at 4:30 p.m. ET, followed by a question and answer session with analysts.  The call will be broadcast live at www.ccur.com, under the “Investors” section.  The call can be accessed live by dialing 1-800-230-1766 (U.S.) 612-332-0228 (international) and entering pass code 121030.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

Click here to view Financial Results

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in multi-screen video delivery, media data management and real-time computing solutions. Built on a solid foundation of Emmy Award-winning technology, service providers, content providers, and others across the video ecosystem are provided with enterprise-level CDN technology, multi-screen video delivery, content workflow applications, and video on demand. Additionally, Concurrent’s media data solutions provide media stakeholders with a holistic view of their consumers’ video experience, offering opportunities for monetization. Concurrent’s video solutions are built upon a rich heritage of Real-Time technology, which has powered solutions for the aerospace, defense, automotive, transportation, energy and financial industries for more than four decades. Concurrent is headquartered in Atlanta with offices in North America, Europe and Asia.  Visit www.ccur.com for further information. Follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; our ability to satisfy the financial covenants in the Revolver; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 28, 2012  with the Securities and Exchange Commission (SEC), and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Forms 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended September 30,
	2012	2011
Revenues:
Product	$8,964	$6,784
Service	6,040	6,104
Total revenues	15,004	12,888
Cost of sales:
Product	3,553	2,770
Service	2,639	2,837
Total cost of sales	6,192	5,607
Gross margin	8,812	7,281
Operating expenses:
Sales and marketing	3,638	4,302
Research and development	2,847	3,580
General and administrative	1,914	1,903
Total operating expenses	8,399	9,785
Operating income (loss)	413	(2,504)
Other income, net	19	13
Income (loss) before income taxes	432	(2,491)
Income tax provision	107	109
Net income (loss)	$325	$(2,600)

Other comprehensive income (loss):
Foreign currency translation adjustment	(47)	108
Pension and post-retirement benefits, net of tax	2	-
Other comprehensive income (loss)	(45)	108
Comprehensive income (loss)	$280	$(2,492)

Basic net income (loss) per share	$0.04	$(0.31)
Diluted net income (loss) per share	$0.04	$(0.31)
Basic weighted average shares outstanding	8,683	8,488
Diluted weighted average shares outstanding	8,801	8,488
Cash dividends declared per common share	$0.12	$-

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30,	June 30,
	2012	2012
Revenues:
Product	$8,964	$8,167
Service	6,040	6,541
Total revenues	15,004	14,708
Cost of sales:
Product	3,553	3,038
Service	2,639	3,224
Total cost of sales	6,192	6,262
Gross margin	8,812	8,446
Operating expenses:
Sales and marketing	3,638	3,666
Research and development	2,847	2,781
General and administrative	1,914	1,812
Total operating expenses	8,399	8,259
Operating income	413	187
Other income, net	19	241
Income before income taxes	432	428
Provision for income taxes	107	219
Net income	$325	$209

Other comprehensive income (loss):
Foreign currency translation adjustment	(47)	172
Pension and post-retirement benefits, net of tax	2	(583)
Other comprehensive income (loss)	(45)	(411)
Comprehensive income (loss)	$280	$(202)

Basic net income per share	$0.04	$0.02
Diluted net income per share	$0.04	$0.02
Basic weighted average shares outstanding	8,683	8,658
Diluted weighted average shares outstanding	8,801	8,776
Cash dividends declared per common share	$0.12	$-

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	June 30,
	2012	2012
	(unaudited)

ASSETS
Cash and cash equivalents	$28,940	$29,613
Trade accounts receivable, net	9,517	8,739
Inventories	2,772	3,683
Prepaid expenses and other current assets	2,199	2,129
Total current assets	43,428	44,164

Property, plant and equipment, net	3,647	3,966
Intangible assets, net	1,442	1,667
Other long-term assets	1,040	1,076
Total assets	$49,557	$50,873

LIABILITIES
Accounts payable and accrued expenses	$5,508	$5,931
Deferred revenue	9,018	8,850
Total current liabilities	14,526	14,781

Long-term deferred revenue	2,162	2,788
Revolving bank line of credit, non-current	-	-
Other long-term liabilities	4,357	4,198
Total liabilities	21,045	21,767

STOCKHOLDERS' EQUITY
Common stock	87	87
Additional paid-in capital	207,998	207,830
Accumulated deficit	(180,132)	(179,415)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income	814	859
Total stockholders' equity	28,512	29,106
Total liabilities and stockholders' equity	$49,557	$50,873